UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2021
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bluebird bio, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (339) 499-9300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 7, 2021, bluebird bio, Inc. (“bluebird” or the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the institutional investors named therein (collectively, the “Purchasers,” and each, a “Purchaser”), providing for a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company will issue and sell (i) 2,272,727 shares of the Company’s common stock, par value $0.01 per share (the Common Stock”), at a purchase price of $16.50 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,272,727 shares of Common Stock at a purchase price of $16.49 per Pre-Funded Warrant (representing the $16.50 per share purchase price less the exercise price of $0.01 per share), in the form attached to the Securities Purchase Agreement as Exhibit A thereto, for aggregate gross proceeds to the Company of approximately $75 million (the “Transaction”). The closing of the private placement is expected to occur on September 10, 2021, subject to satisfaction of customary closing conditions.

As previously announced, the Company intends to separate its severe genetic disease and oncology programs into two separate, independent publicly traded companies (the “Separation”), bluebird and 2seventy bio, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of the Company (“2seventy”). Following the Separation, all ongoing obligations of bluebird with respect to the Transaction shall also become obligations of 2seventy.

Subject to the conditions set forth in the Securities Purchase Agreement, the lead investor named in the Securities Purchase Agreement shall have the right to prior notice of certain issuances of securities by the Company in public offerings and the right to prior notice and to participate in certain issuances of securities by the Company in private offerings in the aggregate required to enable it to maintain its proportionate common stock interest in the Company (calculated on a fully diluted basis) immediately prior to any such issuance of securities.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (“SEC”).

The Pre-Funded Warrants

The Pre-Funded Warrants have an exercise price of $0.01 per share, subject to adjustment as set forth in the Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (the “Maximum Percentage”) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, provided that by written notice to the Company the holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice not in excess of 19.99% of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, provided further that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

In the event of certain corporate transactions, the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such transaction, provided that, in connection with the Separation, the Company shall cause 2seventy to issue the holders of the Pre-Funded Warrant a new warrant for that number of shares of 2seventy stock that the holder would have been entitled to receive in connection with the Separation had the unexercised portion of such Pre-Funded Warrant at the effective time of the Separation been fully exercised, without regard to any limitation on exercise contained herein, at the effective time of the Separation, such warrant to have the same terms and conditions as the Pre-Funded Warrant, including the limitations on exercise contained therein.

Registration Rights Agreement

In addition, concurrently with the execution of the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed, following demand by any Purchaser at any time the Purchaser could reasonable be deemed to be an affiliate of the Company, as defined in the Registration Rights Agreement, to (i) file with the SEC a Registration Statement on Form S-3 covering the resale of the shares of Common Stock issued in the Transaction and issuable upon exercise of the Pre-Funded Warrants by the Purchasers as promptly as reasonably practicable following such demand, and in any event within sixty (60) days after such demand, or (ii) to effect one underwritten offering per calendar year, but no more than three underwritten offerings in total, and no more than two underwritten offerings or block trades in any twelve month period.

The foregoing description of the Securities Purchase Agreement, Pre-Funded Warrants and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed herewith as Exhibit 10.1, the form of Pre-Funded Warrant, which is filed herewith as Exhibit 4.1, and the Registration Rights Agreement, which is filed herewith as Exhibit 10.2, each of which incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Form 8-K with respect to the Transaction and the Securities Purchase Agreement is incorporated by reference into this Item 3.02.

The securities issued and sold in connection with the Transaction are being offered pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the SEC under the Securities Act. Each Purchaser is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act and is acquiring the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement. A Form D filing will be made following the closing of the Transaction in accordance with the requirements of Regulation D.

Item 8.01    Other Events.

On September 8, 2021, the Company issued a press release announcing it had entered into the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1†*	Securities Purchase Agreement, dated September 7, 2021, by and among the Company and the institutional investors named therein.
10.2	Registration Rights Agreement, dated September 7, 2021, by and between the Company and the persons listed on the attached Schedule A thereto.
99.1	Press Release of the Company, dated September 8, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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† Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is both (i) not material to investors and (ii) information that the Registrant treats as private or confidential.

* Schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K because they contain information that is both (i) not material and (ii) of the type that the registrant treats as private and confidential. The Registrant will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2021	bluebird bio, Inc.

	By:	/s/ Chip Baird
Chip Baird
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer